EXHIBIT 10.8
                              CONSULTING AGREEMENT

This Agreement (the "Agreement") Is entered Into March 1, 2001 (the "Effective Date"), by and between Larry Hagman ("Consultant"), and UMDN, Inc., a Delaware corporation ("UMDN"). The parties agree as follows:

         1.  Engagement  UMDN  hereby  retains   Consultant  as  an  independent
consultant, and Consultant agrees to such engagement, with the title of National Spokesperson, subject to the terms and conditions set forth herein.

         2. Responsibilities of Consultant. During the Term, subject to the terms hereof, Consultant agrees to provide the following services to UMDN ("Consulting Services"):

At such times as are convenient and acceptable to Consultant, In his discretion and with all deference to him, Consultant will act as a spokesperson for radio, television, print and web-based media. While UMDN may identify Consultant as engaged in such capacity, no specific services will be rendered, as in the case of use of the image of Consultant in a commercial, or print campaign, by way of illustration, unless Consultant approves. As a spokesperson, Consultant may only comment about UMDN to the extent of company approved materials or information. Consultant will only be required to provide the services at times and circumstances Consultant is comfortable in his discretion. As to the Company, and it's affiliates, to reduce any demand upon Consultant, it is agreed that Consultant shall only communicate directly with the Founders of UMDN, and, to the extent of Consultant's discretion, such other affiliates of UMDN as the Consultant wishes,

         3. Term. The period during which Consultant is retained by UMDN hereunder to render Consulting Services shall be deemed to have commenced as of the Effective Date and shall continue for one year, and consecutive renewable one year terms unless either party wishes to terminate the Agreement sooner for any reason whatsoever at any time whatsoever ("Term").

         4. Remuneration and Expense Reimbursement

         (a) Fee. As consideration for the agreement by Consultant to render the Consulting Services under this Agreement, UMDN shall pay Consultant the following:

From time to time, as the parties agree in writing in their discretion, Consultant will be paid a fee in shares of common stock of UMDN subject to all reasonable restrictions as applicable, or with cash or it's equivalent, with the parties to consider the amount of services and demands upon Consu1tant to arrive at figures.

         (b) Expense Reimbursement. UMDN shall reimburse Consultant promptly and in any event within sixty (60) days from date of invoice for all Company approved, in writing, out of-pocket costs and expenses incurred by Consultant in connection with the Consulting Services.
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         5. Independent Contractor. Consultant is an independent contractor with the responsibility for, and control over, the details and means of performing the Consulting Services required hereunder. Nothing contained in this Agreement shall be construed as constituting Consultant as an agent or employee of UMDN. Consultant shall not be liable for any business, obligation, matter or thing as to the Company.

         6. Hours and Other Activities. Consultant shall devote such of his time and efforts and at such places as in his judgment as to the Consulting Services and this Agreement in no way restricts Consultant from other services to other persons or firms.

         7. General Provisions.
         (a) Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by Consultant or UMDN.

         (b) Binding Agreement.  This Agreement shall be binding on and inure to
the  benefit  of  Consultant  and  UMDN  and  their  respective   heirs,   legal
representatives and permitted successors and assigns.

         (c) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (d) Waiver. No term or condition of this Agreement shall be deemed to have been waived unless in writing.

         (e) Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement, and each such other provision shall to the full extent consistent with the law continue in full force and effect.

         (f) Headings. The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         (g) Governing Law. This Agreement has been executed and delivered in the State of California, and its validity, Interpretation, performance, and enforcement shall be governed by the laws of such State.

The parties have executed this Agreement on the date first written above to be effective as of such date.

UMDN, Inc.


By:   /s/
      ---------------------------
Its:  CFO / Secretary



      /s/
      ---------------------------
      Larry Hagman, Consultant